EXHIBIT 99

                        ADVANCED CANNABIS SOLUTIONS, INC.
                       COMMENTS ON SEC STOP TRADING ORDER


COLORADO SPRINGS, CO., March 27, 2014. Today, the Securities and Exchange Commission temporarily stopped trading in the Company's common stock. The SEC's reason for the stop trading order was that "There are questions regarding whether certain undisclosed affiliates and shareholders of Advanced Cannabis common stock engaged in an unlawful public distribution of securities".

     No one at the SEC contacted the Company or any of its officers or directors regarding whatever questions they had regarding this matter.

     All of the shares owned by the Company's officers and directors are restricted and cannot be traded in the public market.



About Advanced Cannabis Solutions

     ACS provides a comprehensive set of solutions to the regulated cannabis industry, including real estate leasing and cannabis business consulting. ACS plans to work exclusively with licensed and regulated clients.

ACS does not grow, harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.


Contact Information

ACS, Inc.
Robert Frichtel, CEO
(719) 590-1414
Email Contact
www.advcannabis.com